     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 19, 1996


                                                      REGISTRATION NO. 333-06229
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 1 TO


                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                               BANK UNITED CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                              6711                             13-3528556
      (STATE OF INCORPORATION)          (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
                                        CLASSIFICATION CODE NUMBER)             IDENTIFICATION NO.)

                                   SUITE 500
                           50 CHARLES LINDBERGH BLVD.
                              UNIONDALE, NY 11553
                                 (516) 745-6644
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                           SALVATORE A. RANIERI, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                                   SUITE 500
                           50 CHARLES LINDBERGH BLVD.
                              UNIONDALE, NY 11553
                                 (516) 745-6644
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   Copies to:

     WILLIAM F. BAVINGER, ESQ.            CRAIG M. WASSERMAN, ESQ.             JAMES F. MUNSELL, ESQ.
           BRYAN CAVE LLP              WACHTELL, LIPTON, ROSEN & KATZ    CLEARY, GOTTLIEB, STEEN & HAMILTON
       700 THIRTEENTH STREET                51 WEST 52ND STREET                  ONE LIBERTY PLAZA
       WASHINGTON, D.C. 20005                NEW YORK, NY 10019                  NEW YORK, NY 10006
           (202) 508-6037                      (212) 403-1000                      (212) 225-2000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As promptly as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / / ________

     If this Form is a post-effective amendment filed pursuant to Rule 462(e) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               BANK UNITED CORP.

         CROSS-REFERENCE SHEET PURSUANT TO REGULATION S-K, ITEM 501(B)

ITEM
 NO.                                                          LOCATION IN PROSPECTUS
- -----                                               ------------------------------------------
   I.   Forepart of the Registration Statement and
        Outside Front Cover Page of Prospectus....  Outside Front Cover Page
  II.   Inside Front and Outside Back Cover Pages
        of Prospectus.............................  Inside Front Cover Page; Table of Contents
 III.   Summary Information, Risk Factors and
        Ratio of Earnings to Fixed Charges........  Prospectus Summary; Risk Factors; The
                                                    Company
  IV.   Use of Proceeds...........................  Use of Proceeds
   V.   Determination of Offering Price...........  Underwriting
  VI.   Dilution..................................  Not Applicable
 VII.   Selling Security Holders..................  Selling Stockholders
VIII.   Plan of Distribution......................  Outside Front Cover Page; Underwriting
  IX.   Description of Securities to be
        Registered................................  Outside Front Cover Page; Inside Front
                                                    Cover Page; Description of Capital Stock
   X.   Interests of Named Experts and Counsel....  Not Applicable
  XI.   Information with respect to the
        Registrant................................  Outside Front Cover Page; Prospectus
                                                    Summary; Risk Factors; The Company; Use of
                                                    Proceeds; Dividend Policy; Capitalization;
                                                    Selected Consolidated Financial and Other
                                                    Data; Management's Discussion and Analysis
                                                    of Financial Condition and Results of
                                                    Operations; Business; Regulation;
                                                    Description of Properties; Legal
                                                    Proceedings; Management; Selling
                                                    Stockholders; Description of Capital
                                                    Stock; Underwriting; Legal Matters;
                                                    Experts; Available Information; Financial
                                                    Statements
 XII.   Disclosure of Commission Position on
        Indemnification for Securities Act
        Liabilities...............................  Not Applicable

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimated except the Securities and Exchange Commission (the "Commission") registration fee, the National Association of Securities Dealers, Inc. ("NASD") filing fee and the NASDAQ listing fee.

                                                                            PAYABLE BY
                                                                          THE REGISTRANT
                                                                          --------------
        SEC registration fee............................................     $
        NASD filing fee.................................................
        NASDAQ listing fee..............................................
        Blue Sky fees and expenses......................................
        Accounting fees and expenses....................................
        Legal fees and expenses.........................................
        Printing and engraving expenses.................................
        Miscellaneous fees and expenses.................................
                                                                          --------------
                  Total.................................................     $

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

     The Restated Certificate of Incorporation of the Company (the "Certificate") provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have the Company pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the DGCL. Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, provision of the Certificate, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Company thereunder in respect of any occurrence or matter arising prior to any such repeal or modification. The Certificate also specifically authorizes the Company to maintain insurance and to grant similar indemnification rights to employees or agents of the Company.

     The DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

     The Certificate provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the DGCL as amended from time to time, for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

     The Purchase Agreement provides for indemnification by the Underwriters of the registrant, its Directors and officers, and by the registrant of the Underwriters, for certain liabilities, including liabilities arising under the Securities Act, and affords certain rights of contribution with respect thereto.

     In addition, Lewis S. Ranieri, Salvatore A. Ranieri, and Scott A. Shay, who are directors of the Company, may be entitled to indemnification from Hyperion Partners L.P. and Hyperion Ventures L.P., the former upstream affiliates of the Company. Such former upstream affiliates, at their sole discretion, may elect to indemnify other persons who serve as directors or officers of the Company.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     Not applicable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits. The following exhibits are filed as part of this Registration Statement.


   ITEM 601
REGULATION S-K
   EXHIBIT
  REFERENCE
    NUMBER                                         DESCRIPTION
- --------------   -------------------------------------------------------------------------------
   1.1**         -- Underwriting Agreement.
   2.1           -- Form of Letter Agreement, by and among the general and limited partners of
                    Hyperion Partners, L.P., dated as of June 17, 1996, relating to certain transactions consummated prior to the Offering.
   2.2**         -- Merger Agreement, dated as of June 17, 1996, by and between the Company and
                    Hyperion Holdings relating to the Merger.
   3.1           -- Form of Restated Certificate of Incorporation of the Registrant, as amended.
   3.2           -- Form of By-Laws of the Registrant.
   4.1           -- Indenture, dated as of May 15, 1993, between the Registrant and Bank of New
                    York, as Trustee, relating to the Registrant's 8.05% Senior Notes due May
                    15, 1998.


   4.2           -- Form of 8.05% Senior Note due May 15, 1998 (included in the Indenture filed as Exhibit 4.1 hereto).
   4.3           -- Exchange and Registration Rights relating to Registrant's 8.05% Senior Notes due May 15, 1998.

   ITEM 601
REGULATION S-K
   EXHIBIT
  REFERENCE
    NUMBER                                         DESCRIPTION
- --------------   -------------------------------------------------------------------------------
   4.4           -- First Supplemental Indenture, dated as of January 23, 1995, between the
                    Registrant and the Bank of New York, as Trustee, relating to Registrant's
                    8.05% Senior Notes due May 15, 1998.
   5.1**         -- Opinion and consent of  ______________ .
   8**           -- Opinion and consent of  ______________ (Federal Tax Matters).
  10.1           -- Assistance Agreement, dated December 30, 1988, among the Bank, the
                    Registrant, Hyperion Holdings, Hyperion Partners, and the FSLIC.
  10.1a          -- Settlement and Termination Agreement, dated as of December 23, 1993, among the Bank, the Registrant, Hyperion Holdings, Hyperion Partners and the FDIC.
  10.1b          -- Tax Benefits Agreement, dated December 28, 1993, among the Bank, the
                    Registrant, Hyperion Holdings, Hyperion Partners and the FDIC.
  10.2           -- Acquisition Agreement, dated December 30, 1988, between the Bank and the
                    FSLIC.
  10.3           -- Warrant Agreement, dated December 30, 1988, between the Bank and the FSLIC.
  10.3a          -- Amended and Restated Warrant Agreement dated December 28, 1993, between the
                    Bank and the FDIC.
  10.4           -- Regulatory Capital Maintenance Agreement, dated December 30, 1988 among the
                    Bank, the Registrant, Hyperion Holdings, Hyperion Partners, and the FSLIC
                    (terminated).
  10.5*          -- Federal Stock Charter of the Bank and First Amendment to charter approved on
                    August 26, 1992.
  10.6           -- Amended and Restated Federal Stock Charter of the Bank and Second Amendment
                    approved on October 30, 1992.
  10.6a          -- Third Amendment to the Federal Stock Charter of the Bank approved on April
                    23, 1996.
  10.6b          -- Amended and Restated Bylaws of the Bank.
  10.7           -- Specimen Preferred Stock, Series A, certificate, $25.00 per share stated
                    value of the Bank.
  10.7a*         -- Certificate of Designation of Noncumulative Preferred Stock, Series A, of
                    the Bank.
  10.7b          -- Specimen Preferred Stock, Series B, certificate, $25.00 per share stated
                    value, of the Bank.
  10.7c          -- Certificate of Designation of Noncumulative Preferred Stock, Series B, of
                    the Bank.
  10.8           -- Data Processing Agreement, dated January 1, 1992, between the Bank and
                    Systematics Financial Services, Inc., and First Amendment (dated October 28,
                    1992) and Second Amendment (dated September 1, 1992).
  10.8a          -- Third Amendment, dated December 17, 1993, to the Data Processing Agreement, dated January 1, 1992, between the Bank and Systematics Financial Services,
                    Inc.
  10.8b          -- Fourth Amendment, dated March 28, 1994, to the Data Processing Agreement, dated January 1, 1992, between the Bank and Systematics Financial Services,
                    Inc.
  10.8c          -- Fifth Amendment, dated April 1, 1994 to the Data Processing Agreement, dated
                    January 1, 1992, between the Bank and Systematics Financial Services, Inc.
  10.8d          -- Sixth Amendment, dated February 26, 1996 to the Data Processing Agreement, dated January 1, 1992, between the Bank and Systematics Financial Services,
                    Inc.
  10.9           -- Management and Consulting Services Agreement, dated January 1, 1992, between the Bank and Systematics Financial Services, Inc., and First Amendment
                    (dated March 18, 1992) and Second Amendment (dated September 1, 1992).
  10.10          -- Lease Agreement, dated April 1, 1989, between the Bank and Homart
                    Development Co. (Leased premises at 3200 Southwest Freeway) and First
                    Amendment thereto dated January 31, 1990.
  10.10a         -- Second Amendment, dated November 14, 1994 to Lease Agreement dated April 1,
                    1989, between the Bank and Homart Development Co. (assigned to HD Delaware
                    Properties, Inc.).
  10.10b         -- Third Amendment, dated January 8, 1996 to Lease Agreement dated April 1,
                    1989 between the Bank and Homart Development Co. (predecessor in interest of
                    HMS Office, L.P.).

   ITEM 601
REGULATION S-K
   EXHIBIT
  REFERENCE
    NUMBER                                         DESCRIPTION
- --------------   -------------------------------------------------------------------------------
  10.11          -- Lease Agreement, dated November 20, 1990, between the Bank and Greenway
                    Plaza, LTD. (Leased premises at 3800 Buffalo Speedway).
  10.12          -- Employment Agreement, dated March 18, 1991, between the Bank and Barry C.
                    Burkholder.
  10.12a         -- Amendment, dated April 10, 1996, to the Employment Agreement between the
                    Bank and Barry C. Burkholder.
  10.13          -- Letter Agreement Related to Employment, dated April 4, 1990, between the
                    Bank and Anthony J. Nocella.
  10.14          -- Letter Agreement Related to Employment, dated June 18, 1990 between the Bank and George R. Bender.
  10.15          -- Letter Agreement Related to Employment, dated April 6, 1990, between the
                    Bank and Jonathon K. Heffron.
  10.16          -- Letter Agreement Related to Employment, dated May 10, 1991, between the Bank and Leslie H. Green.
  10.17          -- Management Incentive Plan, dated April 20, 1992.
  10.18          -- Letter Agreement, dated January 5, 1990, between Hyperion Partners and certain shareholders of the Registrant with respect to the provision of managerial assistance to the Registrant.
  10.22          -- Supplemental Executive Savings Plan of the Bank.
  10.23          -- Directors Supplemental Savings Plan of the Bank.
  12**           -- Statement re: Calculation of Ratios of Earnings to Fixed Charges.
  21**           -- Subsidiaries of the Registrant.
  23.1**         -- Consent of Bryan Cave LLP (included in Exhibit 5.1).
  23.2**         -- Consent of Deloitte & Touche LLP, independent auditors.
  24             -- Powers of Attorney (see the signature pages to the Form S-4 Registration
                    Statement).
  26**           -- Statement of Eligibility and Qualification of Trustee on Form T-1 of the
                    Bank of New York under the Trust Indenture Act of 1939.
  99.2**         -- Exchange Agent Agreement between Registrant and Bank of New York, as
                    Exchange Agent.
  99.3           -- Complaint filed by the Registrant and certain of its affiliates against the
                    FDIC and certain other governmental agencies in the Southern District of
                    Texas, Galveston Division, C.A. No. G-93-461.


- ---------------


 * Filed herewith.



** To be filed by amendment.



All other Exhibits have been filed previously.


     (b) Financial Statement Schedules.

     The Consolidated Financial Statements listed in the Index to Consolidated Financial Statements contained in the Offering Circular are hereby incorporated herein by reference.

     Schedules to the Consolidated Financial Statements are not required under the related instructions or are inapplicable, and therefore have been omitted.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes to provide to the Underwriters at the closing of the Offering specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN UNIONDALE, STATE OF NEW YORK, ON THE 19TH DAY OF JUNE, 1996.

                                          BANK UNITED CORP.


                                          By      /s/  LEWIS S. RANIERI


                                            ------------------------------------
                                            CHAIRMAN OF THE BOARD, PRESIDENT AND
                                                  CHIEF EXECUTIVE OFFICER

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS AMENDMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE DATES INDICATED BELOW.


                 SIGNATURES                                  TITLE                     DATE
- ---------------------------------------------   -------------------------------   ---------------
(1)  Principal Executive Officer:
                     /s/  LEWIS S.                  Chairman of the Board,          June 19, 1996
                    RANIERI                              President and
- ---------------------------------------------       Chief Executive Officer
              Lewis S. Ranieri
(2)  Principal Financial and Accounting
  Officer:
            /s/  ROBERT A. PERRO                      Vice President and            June 19, 1996
- ---------------------------------------------       Chief Financial Officer
               Robert A. Perro
(3)  Directors:
            /s/  LEWIS S. RANIERI                          Director                 June 19, 1996
- ---------------------------------------------
              Lewis S. Ranieri
          /s/  SALVATORE A. RANIERI                        Director                 June 19, 1996
- ---------------------------------------------
            Salvatore A. Ranieri
             /s/  SCOTT A. SHAY                            Director                 June 19, 1996
- ---------------------------------------------
                Scott A. Shay

                                 EXHIBIT INDEX


   ITEM 601
REGULATION S-K
   EXHIBIT
  REFERENCE
    NUMBER                                      DESCRIPTION                                 PAGE
- --------------   -------------------------------------------------------------------------  ----
   1.1**         -- Underwriting Agreement................................................
   2.1           -- Form of Letter Agreement, by and among the general and limited partners of Hyperion Partners, L.P., dated as of June 17, 1996, relating to certain transactions consummated prior to the Offering....
   2.2**         -- Merger Agreement, dated as of June 17, 1996, by and between the
                    Company and Hyperion Holdings relating to the Merger..................
   3.1           -- Form of Restated Certificate of Incorporation of the Registrant, as
                    amended...............................................................
   3.2           -- Form of By-Laws of the Registrant.....................................
   4.1           -- Indenture, dated as of May 15, 1993, between the Registrant and Bank of New York, as Trustee, relating to the Registrant's 8.05% Senior
                    Notes due May 15, 1998................................................
   4.2           -- Form of 8.05% Senior Note due May 15, 1998 (included in the Indenture filed as Exhibit 4.1 hereto)..........................................
   4.3           -- Exchange and Registration Rights relating to Registrant's 8.05% Senior
                    Notes due May 15, 1998................................................
   4.4           -- First Supplemental Indenture, dated as of January 23, 1995, between the Registrant and the Bank of New York, as Trustee, relating to
                    Registrant's 8.05% Senior Notes due May 15, 1998......................
   5.1**         -- Opinion and consent of  ______________ ...............................
   8**           -- Opinion and consent of  ______________ (Federal Tax Matters)..........
  10.1           -- Assistance Agreement, dated December 30, 1988, among the Bank, the
                    Registrant, Hyperion Holdings, Hyperion Partners, and the FSLIC.......
  10.1a          -- Settlement and Termination Agreement, dated as of December 23, 1993, among the Bank, the Registrant, Hyperion Holdings, Hyperion Partners
                    and the FDIC..........................................................
  10.1b          -- Tax Benefits Agreement, dated December 28, 1993, among the Bank, the
                    Registrant, Hyperion Holdings, Hyperion Partners and the FDIC.........
  10.2           -- Acquisition Agreement, dated December 30, 1988, between the Bank and the FSLIC.............................................................
  10.3           -- Warrant Agreement, dated December 30, 1988, between the Bank and the
                    FSLIC.................................................................
  10.3a          -- Amended and Restated Warrant Agreement dated December 28, 1993, between the Bank and the FDIC.........................................
  10.4           -- Regulatory Capital Maintenance Agreement, dated December 30, 1988 among the Bank, the Registrant, Hyperion Holdings, Hyperion Partners,
                    and the FSLIC (terminated)............................................
  10.5*          -- Federal Stock Charter of the Bank and First Amendment to charter approved on August 26, 1992...........................................
  10.6           -- Amended and Restated Federal Stock Charter of the Bank and Second
                    Amendment approved on October 30, 1992................................
  10.6a          -- Third Amendment to the Federal Stock Charter of the Bank approved on
                    April 23, 1996........................................................
  10.6b          -- Amended and Restated Bylaws of the Bank...............................
  10.7           -- Specimen Preferred Stock, Series A, certificate, $25.00 per share stated value of the Bank..............................................
  10.7a*         -- Certificate of Designation of Noncumulative Preferred Stock, Series A,
                    of the Bank...........................................................
  10.7b          -- Specimen Preferred Stock, Series B, certificate, $25.00 per share stated value, of the Bank.............................................
  10.7c          -- Certificate of Designation of Noncumulative Preferred Stock, Series B,
                    of the Bank...........................................................

   ITEM 601
REGULATION S-K
   EXHIBIT
  REFERENCE
    NUMBER                                      DESCRIPTION                                 PAGE
- --------------   -------------------------------------------------------------------------  ----
  10.8           -- Data Processing Agreement, dated January 1, 1992, between the Bank and
                    Systematics Financial Services, Inc., and First Amendment (dated
                    October 28, 1992) and Second Amendment (dated September 1, 1992)......
  10.8a          -- Third Amendment, dated December 17, 1993, to the Data Processing
                    Agreement, dated January 1, 1992, between the Bank and Systematics
                    Financial Services, Inc...............................................
  10.8b          -- Fourth Amendment, dated March 28, 1994, to the Data Processing
                    Agreement, dated January 1, 1992, between the Bank and Systematics
                    Financial Services, Inc...............................................
  10.8c          -- Fifth Amendment, dated April 1, 1994 to the Data Processing Agreement, dated January 1, 1992, between the Bank and Systematics Financial
                    Services, Inc.........................................................
  10.8d          -- Sixth Amendment, dated February 26, 1996 to the Data Processing
                    Agreement, dated January 1, 1992, between the Bank and Systematics
                    Financial Services, Inc...............................................
  10.9           -- Management and Consulting Services Agreement, dated January 1, 1992, between the Bank and Systematics Financial Services, Inc., and First
                    Amendment (dated March 18, 1992) and Second Amendment (dated September
                    1, 1992)..............................................................
  10.10          -- Lease Agreement, dated April 1, 1989, between the Bank and Homart
                    Development Co. (Leased premises at 3200 Southwest Freeway) and First
                    Amendment thereto dated January 31, 1990..............................
  10.10a         -- Second Amendment, dated November 14, 1994 to Lease Agreement dated
                    April 1, 1989, between the Bank and Homart Development Co. (assigned to HD Delaware Properties, Inc.)......................................
  10.10b         -- Third Amendment, dated January 8, 1996 to Lease Agreement dated April
                    1, 1989 between the Bank and Homart Development Co. (predecessor in interest of HMS Office, L.P.).........................................
  10.11          -- Lease Agreement, dated November 20, 1990, between the Bank and
                    Greenway Plaza, LTD. (Leased premises at 3800 Buffalo Speedway).......
  10.12          -- Employment Agreement, dated March 18, 1991, between the Bank and Barry
                    C. Burkholder.........................................................
  10.12a         -- Amendment, dated April 10, 1996, to the Employment Agreement between the Bank and Barry C. Burkholder......................................
  10.13          -- Letter Agreement Related to Employment, dated April 4, 1990, between the Bank and Anthony J. Nocella.......................................
  10.14          -- Letter Agreement Related to Employment, dated June 18, 1990 between the Bank and George R. Bender.........................................
  10.15          -- Letter Agreement Related to Employment, dated April 6, 1990, between the Bank and Jonathon K. Heffron......................................
  10.16          -- Letter Agreement Related to Employment, dated May 10, 1991, between the Bank and Leslie H. Green..........................................
  10.17          -- Management Incentive Plan, dated April 20, 1992.......................
  10.18          -- Letter Agreement, dated January 5, 1990, between Hyperion Partners and certain shareholders of the Registrant with respect to the provision of managerial assistance to the Registrant............................
  10.22          -- Supplemental Executive Savings Plan of the Bank.......................
  10.23          -- Directors Supplemental Savings Plan of the Bank.......................
  12**           -- Statement re: Calculation of Ratios of Earnings to Fixed Charges......
  21**           -- Subsidiaries of the Registrant........................................
  23.1*          -- Consent of Bryan Cave LLP (included in Exhibit 5.1)...................
  23.2**         -- Consent of Deloitte & Touche LLP, independent auditors................
  24             -- Powers of Attorney (see the signature pages to the Form S-4
                    Registration Statement)...............................................

   ITEM 601
REGULATION S-K
   EXHIBIT
  REFERENCE
    NUMBER                                      DESCRIPTION                                 PAGE
- --------------   -------------------------------------------------------------------------  ----
  26**           -- Statement of Eligibility and Qualification of Trustee on Form T-1 of
                    the Bank of New York under the Trust Indenture Act of 1939............
  99.2**         -- Exchange Agent Agreement between Registrant and Bank of New York, as
                    Exchange Agent........................................................
  99.3           -- Complaint filed by the Registrant and certain of its affiliates against the FDIC and certain other governmental agencies in the
                    Southern District of Texas, Galveston Division, C.A. No. G-93-461.....


- ---------------

 * Filed herewith.



** To be filed by amendment.



All other Exhibits listed have been filed previously.